                                                                   EXHIBIT 99.12


                                   COM21, INC.
                   1998 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

           Action                                Complete Sections:
           ------                                ------------------
           [ ]  New Enrollment                   2, 3, 7, 8 and sign attached
SECTION 1:                                                  Stock Purchase
ACTIONS                                                     Agreement
           [ ]  Payroll Deduction Change         2, 4, 8
           [ ]  Terminate Payroll Deductions     2, 5, 8
           [ ]  Leave of Absence                 2, 6, 8
           [ ]  Beneficiary Change               2, 7, 8

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SECTION 2:       Name
PERSONNEL            -----------------------------------------------------------
DATA                 Last        First              MI                     Dept.

                 Home or Mailing Address
                                        ----------------------------------------
                                                      Street

                 ---------------------------------------------------------------
                 City                        State                      Zip Code

                 Social Security #:              -         -
                                  ----------------------------------------------

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SECTION 3:       Effective with the Purchase
NEW              Interval Beginning:
ENROLLMENT                         [ ]     May ___, 199___
                                   [ ]     November ___, 199___
                                   [ ]     Initial Offering Period May, 1998

                 Amount to be deducted
                  (circle one):          1%  2%  3%  4%  5%  6%  7%  8%  9%  10%

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SECTION 4:       Effective on or as soon as practicable after the Pay Period
CHANGE           Beginning:
PAYROLL                     ----------------------------------------------------
DEDUCTIONS
                 Amount to be deducted
                  (circle one):          1%  2%  3%  4%  5%  6%  7%  8%  9%  10%

      NOTE: You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (May 1 or November 1).

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SECTION 5:       Effective with the Pay Period Beginning:
TERMINATE                                                 ----------------------
PAYROLL                                                     Month, Day and Year
DEDUCTIONS
                 Your election to terminate your payroll deductions for the balance of the offering period must be received by the Stock Administration Dept. at least one (1) business day prior to the applicable purchase date, and you may not rejoin that offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

                 In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

                 [ ] Purchase shares of Com21, Inc. on next scheduled
                     purchase date

                                       OR

                 [ ] Refund ESPP payroll deductions collected

      NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6:       In connection with my unpaid leave of absence, I elect the
LEAVE OF         following action with respect to my ESPP payroll deductions to
ABSENCE          date:

                 in the current offering period:

                 [ ] Purchase shares of Com21, Inc. on next scheduled
                     purchase date

                                       OR

                 [ ] Refund ESPP payroll deductions collected

      NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease.

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SECTION 7:       Beneficiary                         Relationship of Beneficiary
BENEFICIARY      -----------                         ---------------------------

                 -----------------------------       ---------------------------

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SECTION 8:
AUTHORIZATION

-----------------------------------    -----------------------------------------
              Date                                Signature of Employee